EQUINOX FRONTIER FUNDS

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-210313) on Form S-1 of Equinox Frontier Funds of our reports dated March 31, 2017 relating to our:

●	Audits of the financial statements of the Equinox Frontier Diversified Fund, Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Masters Fund, Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund, and Equinox Frontier Heritage Fund of Equinox Frontier Funds,

●	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company VII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXIX, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

●	Audit of the consolidated financial statements of Equinox Frontier Funds, included in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2016,

●	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund – Quest Feeder Fund (517) LLC, Galaxy Plus Fund – Chesapeake Feeder Fund (518) LLC, Galaxy Plus Fund – LRR Feeder Fund (522) LLC, Galaxy Plus Fund – QIM Feeder Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Feeder Fund (527) LLC, Galaxy Plus Fund – Doherty Feeder Fund (528) LLC, Galaxy Plus Fund – Aspect Feeder Fund (532) LLC, and Galaxy Plus Fund – Quest FIT Feeder Fund (535) LLC for the year ended December 31, 2016,

●	Audits of the financial statements of Galaxy Plus Fund – FORT Contrarian Master Fund (510) LLC, Galaxy Plus Fund – Emil van Essen STP Master Fund (516) LLC, Galaxy Plus Fund – Quest Master Fund (517) LLC, Galaxy Plus Fund – Chesapeake Master Fund (518) LLC, Galaxy Plus Fund – LRR Master Fund (522) LLC, Galaxy Plus Fund – QIM Master Fund (526) LLC, Galaxy Plus Fund – Quantmetrics Master Fund (527) LLC, Galaxy Plus Fund – Doherty Master Fund (528) LLC, Galaxy Plus Fund – Aspect Master Fund (532) LLC, and Galaxy Plus Fund – Quest FIT Master Fund (535) LLC for the year ended December 31, 2016

/s/ RSM US LLP

Denver, Colorado

March 31, 2017